Exhibit 99.2

KiNRG, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

		Trinity Group Construction,	Pro forma		Combined
	KiNRG, Inc.	Inc.	Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash	$328,466	$8,918,182	(1,000,000)	(A)	$8,246,648
Contract receivables	-	29,467,294			29,467,294
Retention receivables	-	16,856,094			16,856,094
Costs and estimated earnings in excess of billings on uncompleted contracts	-	2,587,083			2,587,083
Investment in and advances to limited liability company	-	-			-
Due from stockholder	-	575,415			575,415
Due from affiliate	-	10,193,064			10,193,064
Prepaid expenses	12,126	243,468			255,594
Current assets - discontinued operations	-	-			-
Total current assets	340,592	68,840,600			68,181,192

Property and equipment, net	-	149,949			149,949
Right of use asset, operating lease	9,471	424,466			433,937
Deposit	-	10,000			10,000
Indefinite-lived intangible assets	-	-	4,496,587	(B)	4,496,587
Total assets	$350,063	$69,425,015			$73,271,665

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	6,311	35,056,470			35,062,781
Retention payable	-	16,898,127			16,898,127
Accrued liabilities - related parties	50,000	-			50,000
Accrued salaries and other current liabilities	570,164	1,153,773			1,723,937
Contract liabilities	-	6,249,004			6,249,004
Obligations under future receivables financing, net		5,544,777			5,544,777
Accrued interest	133,883	-			133,883
Current portion of operating lease liabilities	9,471	204,104			213,575
Current portion of long-term debt	-	14,664			14,664
Notes payable	80,000	-			80,000
Note payable related party			3,000,000	(C)	3,000,000
Other liabilities	7,511	-			7,511
Total current liabilities	857,340	65,120,919			68,978,259

Operating lease liabilities, net of current portion	-	224,039			224,039
Long-term debt, net of current portion	-	37,895			37,895
Total liabilities	857,340	65,382,853			69,240,193
		4,042,162
Commitments and Contingencies	-	-			-

Stockholders’ equity (deficit)
Common stock, 56,900,743 shares	5,690	22,500	(22,080)	(D),(E)	6,110
Additional paid-in capital	27,790,847	158,411	4,379,918	(D),(E)	32,329,176
Accumulated deficit	(28,303,814)	3,861,251	(3,861,251)	(F)	(28,303,814)
Total stockholders’ deficit	(507,277)	4,042,162			4,031,472

Total liabilities and stockholders’ equity	$350,063	$69,425,015			$73,271,665

KiNRG, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	KiNRG	TRINITY	Adjustments	Notes	Combined
Revenues	$-	$257,274,405			$257,274,405
Contract Costs	-	248,311,805			248,311,805
Gross profit	-	8,962,600			8,962,600

Operating expenses:
Selling, general, and administrative expenses	$1,651,443	$5,933,422			$7,584,865
Total operating expenses	1,651,443	5,933,422			7,584,865

Operating profit (loss)	(1,651,443)	3,029,178			1,377,735

Other income (expense):
Interest income, net of interest expense	(26,548)	675,255			648,707
Other income	-	73,986			73,986
Gain on settlement of accounts payable	4,000	-			4,000
Loss on investment in limited liability company	-	(709)			(709)
Total other income (expense)	(22,548)	748,532			725,984

(Loss) income before provision for income taxes	(1,673,991)	3,777,710			2,103,719

Provision for income taxes	-	2,250			2,250

Net (loss) income from continuing operations	(1,673,991)	3,775,460			2,101,469

Net loss from discontinued operations	(317,123)	-			(317,123)

Consolidated net (loss) income	$(1,991,114)	$3,775,460			$1,784,346

Net loss per common share from continuing operations, basic and diluted	$0.0300				$0.0300
Net loss per common share from discontinued operations, basic and diluted	$(0.006)				$(0.005)
Net loss per common share, basic and diluted	$(0.036)				$0.027

Weighted-average number of common shares outstanding, basic and diluted	54,832,811		4,200,000	(E)	59,032,811

KiNRG, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the acquisition by KiNRG, Inc. (“KiNRG” or the “Company”) of 100% of the issued and outstanding equity interests of Trinity Group Construction, Inc. (“Trinity), completed on April 1, 2026 (the “Acquisition”), pursuant to the Stock Purchase Agreement dated March 31, 2026.

The Acquisition was completed in exchange for (i) $1,000,000 in cash, (ii) 4,200,000 shares of KiNRG common stock, and (iii) a promissory note in the principal amount of $3,000,000 (the “Promissory Note”).

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Acquisition as if it had been consummated on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Acquisition as if it had been consummated on January 1, 2025.

The pro forma financial information was prepared using the acquisition method under ASC 805, Business Combinations, with Spectral as the acquirer. The information is preliminary and subject to revision as valuations are finalized during the measurement period (up to one year). It should be read in conjunction with: (i) the audited financial statements of KiNRG (Exhibit 99.1); (ii) the audited consolidated financial statements of Trinity; and (iii) the notes herein.

Preliminary Purchase Price

The purchase consideration is as follows, based on sales of KiNRG stock at $1.00 per share on September 26, 2025:

Cash	$1,000,000
Note payable	3,000,000
Common stock (4,200,000 shares x $2.00)	8,400,000
Total estimated purchase price	$12,400,000

Preliminary Purchase Price Allocation

The following table sets forth the preliminary allocation of the purchase price. Historical carrying values have been used as a reasonable approximation of fair value, subject to completion of a formal valuation during the measurement period:

Assets acquired:
Cash and cash equivalents	$8,918,182
Contract receivables	29,467,294
Retention receivables	16,856,094
Costs and estimated earnings in excess of billings on uncompleted contracts	2,587,083
Due from stockholder	575,415
Due from affiliate	10,193,064
Prepaid expenses and other current assets)	243,468
Property and equipment, net	149,949
Operating lease right-of-use assets	424,466
Deposit	10,000
Total identifiable assets acquired	$69,425,015

Liabilities assumed:
Accounts payable	$35,056,470
Retention payable	16,898,127
Accrued salaries and other current liabilities	1,153,773
Contract liabilities	6,249,004
Obligation under future receivables financing, net	5,544,777
Current portion of operating lease liabilities	204,104
Current portion of long-term debt	14,664
Operating lease liabilities, net of current portion	224,039
Long-term debt, net of current portion	37,895
Total liabilities assumed	$65,382,853

Net identifiable assets acquired	$4,042,162
Total purchase price	12,400,000
Goodwill	$8,357,838

Goodwill represents the expected synergies from growth opportunities not separately identifiable. None of the goodwill is expected to be deductible for income tax purposes, as the transaction is intended to qualify as a tax-free reorganization under IRC Section 368(a)(1)(B).

KiNRG, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Acquisition

On November 7, 2025, KiNRG (the “Company”) and Mil L. Wallen, owner of 100% of the shares of Trinity Group Construction, a Virginia Corporation (the “Sellers”) entered into a Letter of Intent for the acquisition of Trinity by the Company, subject to definitive agreement (the “LOI”). On March 31, 2026, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Trinity and Millard L. Wallen, III (the “Seller”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of Trinity (the “Acquisition”). The closing of the Acquisition occurred on April 1, 2026.

Note 2. Purchase Price

The purchase price consists of the following:  (i) $1,000,000 cash; (ii) 4,200,000 shares of KiNRG common stock, par value $0.0001 per share, at a price of $2.00 per share, the price of arms-length sales of the Company’s common stock in March, 2026; (iii) a note payable in the amount of $3,000,000 an interest rate of 6% per annum due on the earlier of the closing of a public offering by the Company or September 30, 2026.

Note 3. Basis of Presentation

Historical KiNRG data is from the audited Form 10-K for FY2025 ($0 revenue, $350,063 total assets, $1,991,114 net loss). Historical Trinity data is from the audited financial statements for FY2025 ($257.3M revenue, $69.4M total assets, $3.8M net income). Transaction Accounting Adjustments reflect application of ASC 805 as described in Note 4. No Management’s Adjustments or Autonomous Entity Adjustments have been included.

Note 4. Pro Forma Adjustments

Balance sheet adjustments:

(A)	To record $1,000,000 Acquisition cash payment.

(B)	Recognition of goodwill of $4,496,587 representing the excess of total purchase consideration of $12,400,000 over the net book value of identifiable assets of $4,042,162, reduced by Trinity’s historical retained earnings of $3,861,251.

(C)	To record $3,000,000 Acquisition note payable.

(D)	To record cancellation of Trinity historical no par value common stock of $22,500.

(E)	To record the issuance of 4,200,000 shares of common stock, par value $0.0001, at a price of $2.00 per share; common stock was increased by $420 and additional paid-in capital was increased by $8,399,580. Additional paid-in capital was also reduced by $4,042,162 representing the net book value of assets acquired.

(F)	To eliminate Trinity historical retained earnings of $3,861,251.

Income statement adjustments:

No adjustments recorded as no recurring changes to the cost structure of the combined entities are expected.

Note 5. Pro Forma Earnings Per Share

Pro forma basic and diluted EPS are calculated as follows:

Pro forma net income: $1,784,346.

Pro forma weighted average basic shares: 54,832,811 (KiNRG historical) + 4,200,000 (closing shares as if outstanding since January 1, 2025) = 59,032,811.

Pro forma basic EPS Continuing Operations – basic and diluted: $1,784,346 / 59,032,811 = $0.03 per share.